 Exhibit 10.35

 UNSECURED PROMISSORY NOTE (the "Note")
FROM: Guided Therapeutics, Inc. (the "Issuer")
TO: REV ROYALTY INCOME AND GROWTH TRUST (the "Holder")
AMOUNT: 65,500 CAD $ (the " Principal')
LOAN ORIGINATION FEE: 8% of Above Total DATE: 1 July, 2019

1. Indebtedness. For value received, the Issuer promises to pay to, or to the order of, the Holder an amount equal to the Principal in lawfu l money of Canada in immediately available funds at the Holder's Address (or as the Holder may otherwise designate in writing from time to time) in the manner provided in this Note, together with interest and other monies that the Issuer may owe from time to time under this Note.
2. Interest. The Issuer shall pay the Holder interest ("Interest") on the amount of the Principal outstanding from time to time from the Issue Date at the rate of 16% per annum, calculated and paid monthly in arrears on the last business day of each successive month starting with the first payment of interest on the last business day of the calendar month following the date hereof (the "First Interest Payment Date"), with interest on overdue Interest at the same rate. The first Interest payment will consist of accrued interest from the Issue Date until the end of the calendar month in which the Issue Date occurs. Following maturity, demand, default, or judgment and until actual payment in full, Interest shall be paid at the rate of 19% per annum, calculated and payable on the first day of each calendar month.
3. Term. The initial term of this Note,will terminate on September 1 1,2019 (the "Term").
4. Prepayment. The Issuer may prepay the Principal and any accrued and unpaid Interest thereon in whole at one time or in part from time to time and prior to the Maturity Date, with the penalty payment of three-months of Interest.
5. Application of Payments. The Holder shall apply any amount paid in satisfaction of any indebtedness under this Note first against any accrued and unpaid Interest and second against the outstanding Principal.
6. Definitions. In addition to the terms defined throughout the Note, the following definitions apply "Business Day" means a day other than a Saturday, a Sunday, or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.
"Notice" means any notice, request, direction, or other document that a party can or must make or give under this Note.
"Person" includes any individual, and any corporation, company, partnership, governmental body, joint venture, association, trust, or any other entity.
7. Waiver -Specific Items. The Issuer waives presentment for payment, demand, protest, Notice of any kind, and statutory days of grace in connection with this Note. The Issuer agrees that it is not necessary for the Holder to first bring legal action in order to enforce payment of this Note.
8. Representations and Warranties. The Issuer represents and warrants to the Holder, acknowledging that the Holder is relying on these representations and warranties, that:
(a) Existence. The Issuer is a corporation incorporated under and existing under the laws of the State of Delaware, USA ...
(b) Power and Capacity. The Issuer has the corporate power and capacity, and holds all permits and other authorizations necessary, to own, lease, and operate its properties, to incur the obligations owing hereunder and to conduct its business, including the business of the Issuer, as now carried on by it, and to enter into, deliver, and perform its obligations under this Note.
(c) Due Authorization. All necessary corporate action by the Issuer have been taken to authorize the execution, delivery and performance by the Issuer of this Note.

(d) Binding Obligations. This Note constitutes a binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.
(e) No Breach. None of the signature and delivery of this Note, or the payment, observance, or performance of the obligations owing hereunder, do or will:
(i) conflict with or result in a breach or violation of any of the terms of, or constitute a default under:

A any statute or other law that applies to it;
B. the Issuer's articles, by-laws, or unanimous shareholders agreement;
C. any agreement to which it is a party or by which it is bound; or [
D. any judgment or other order that binds it or its assets;
(ii) result in the creation of, or require the Issuer to create, any Encumbrance in favour of any person other than as explicitly contemplated herein; or
(iii) result in or permit the acceleration of the maturity of any indebtedness or other obligation of the Issuer.
(I) Negative Pledge. The Issuer will not enter into any issuance of other debt without the consent of the Holder and will only enter into the issuance of the common shares and convertible debentures in the amounts and prices set forth in Annex A hereto.
(g) Use of Proceeds. The Issuer will use the proceeds of the Note strictly in the amounts for the purposes set forth in Annex B hereto.
(i) Reporting. The Issuer will provide written confirmation of

(h) Bankruptcy, Etc. No proceedings have been taken or authorized by the Issuer or, to its knowledge, by any other Person relating to the bankruptcy, insolvency, liquidation, dissolution, or winding up of the Issuer.
9. Warrants. As additional consideration, the Holder will receive warrants to purchase one common share of the Issuer for each warrant held in the aggregate amount of 215,000 warrants at an exercise price of $0.25 per warrant, or alternatively, the same price as for warrants granted to investors as part of a financing of the Company. subject to adjustment and exercisable within 3 years from issuance (the "Initial Warrants"). In the event that the common shares of the Issuer are not listed on the TSX Venture Exchange pursuant to the "Transaction" on or prior to September 1 , 2019, an additional 100,000 warrants will be issued at an exercise price equal to the lesser of $0.25 or the price of the next issuance of common shares of the Issuer (the "Revised Exercise Price"). Further, the exercise price of the Initial Warrants will adjust to the Revised Exercise Price has stated herein.
10. Security. The obligations of the Issuer hereunder are unsecured.
11 . Event of Default. Except as expressly permitted hereunder, the occurrence of anyone or more of the following events, after all applicable grace periods have expired (any such event being an "Event of Default") shall constitute a default hereunder:
(a) If the Issuer defaults in payment of the Principal due under this Note when due and payable;
(b) if the Issuer defaults in payment of the interest due under this Note when due and payable and such default continues for a period of ten (10) Business Days;
(c) any representation or warranty made by the Issuer in this Note or in the Agreement shall prove to have been incorrect when made , in any material respect;
(d) if the Issuer ceases to carry on business;
(e) if, without the prior written consent of the Holder, the Issuer undergoes a change of control;
(f) if a decree or order of a court of competent jurisdiction is entered adjudging the Issuer a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up, reorganization, reconstruction or arrangement of Issuer under the

Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act
(Canada), the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs, or appointing a trustee, receiver, receiver and manager, interim receiver, custodian, liquidator or other person with similar powers of the Issuer or any substantial part of its assets or interest;
(g) if the Issuer makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrate or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition; or

(h) if proceedings are commenced for the dissolution, liquidation or winding-up of the Issuer or for the suspension of the operations of the Issuer unless such proceeds are being actively and diligently contested in good faith.

12. Acceleration. When an Event of Default occurs and is continuing, the full unpaid balance of the Principal and all accrued and unpaid Interest will, at the Holder's option, become immediately due and payable upon demand.
13. Expenses. At the Holder's request, the Issuer shall pay all reasonable and necessary expenses that the Holder incurs (including the Holder's reasonable legal expenses and other direct out-of-pocket expenses) in connection with the issuance, protection and enforcement of the Holder's rights under this Note, together with Interest after demand in accordance with section 2 above. Notwithstanding the foregoing, the Holder agrees that the Issuer shall not pay any expenses incurred by the Holder in the negotiation by the Holder or its advisers in the Note or the subscription agreement with respect to the Note.
14. Assignment. This Note may not be assigned by the Issuer or the Holder without the prior written consent of the other party.
15. Waiver -General. No waiver of satisfaction of a condition or non-performance of an obligation under this Note is effective unless it is in writing and signed by the Holder. No waiver under this section affects the exercise of any other rights under this Note.
16. Governing Law. The laws of Ontario and the laws of Canada applicable in Ontario, excluding any rule or principle of conflicts of law that may provide otherwise, govern this Note.
17. Jurisdiction. The parties irrevocably attorn to the jurisdiction of the courts of Ontario, which will have non-exclusive jurisdiction over any matter arising out of this Note.
18. Notice. To be effective, a notice (the "Notice') must be in writing and delivered (a) personally, either to the individual designated below for that party or to an individual having apparent authority to accept deliveries on behalf of that individual at its address set out below, (b) by registered mail, or (c) by electronic mail, to, in the case of the Issuer, the address or electronic mail address set out below, in the case of the Holder, to the Holder's Address, or, in either case, to any other address or electronic mail address for a party as that party from time to time designates to the other parties in the same manner.

In the case of the Issuer to:
Attention: Mark L. Faupel
Chief Operating Officer
Guided Therapeutics, Inc.
In the case of the Holder to:
Dan Pembleton
Accilent Capital REV ROYALTY INCOME AND GROWTH TRUST
Any Notice is effective (i) if personally delivered, as described above, on the day of delivery if that day is a Business Day and it was delivered before 5:00 p.m. local time in the place of receipt and otherwise on the next Business Day, (ii) if sent by registered mail, on the fourth Business Day following the day on which it is mailed, except that if at any time between the date of mailing and the fourth Business Day thereafter there is a disruption of postal service then Notice must be given by means other than mail, or (iii) if sent by electronic mail, on the Business Day following the day of transmission.
19. Severability. The invalidity or unenforceability of any particular provision of this Note will not affect or limit the validity or enforceability of the remaining provisions
20. Further Assurances. The Issuer, at its expense and at the Holder's request, shall sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to this Note. [J
21. Binding Effect. This Note ensures to the benefit of and binds the parties' respective heirs, executors, administrators, and other legal representatives, successors, and permitted assigns.
22. Amendment. This Note may only be amended by a written document signed by each of the parties.

The Issuer has executed this Note on the above-written date.
/s/Mark Faupel, COO
Mark L. Faupel
COO

4